Exhibit 10.78

Licence Variation on Royalty Basis and Map by and Between GL Industrial Services UK Limited and CUI Global, Inc. dated June 25, 2013.

LICENCE VARIATION ON ROYALTY BASIS AND MAP

by and between

GL INDUSTRIAL SERVICES UK LIMITED

and

CUI GLOBAL, INC. (formerly WaytronX, Inc.)

With reference to the Licence Agreement dated 1 December 2009 relating to the Gas Quality Inferential Measurement Device (GasPT), the parties to the Agreement wish to further amend the timing and amount of the Minimum Annual Payments and vary the Royalty Rate and final payment provisions for assignment of all intellectual property rights.

Accordingly, the parties to the Agreement agree to the following.

1. All references to Target Quantity shall be deleted, and Royalty Year 2 shall cover the period 1st ~~April~~ March 2013 to 30th November 2013. All subsequent Royalty Years shall cover the 12 month periods commencing 1st December of each year. Accordingly, the Agreement shall be amended as follows

   The definition of Royalty Year shall read

   > ***Royalty Year:*** *the 12 month period commencing on either the Commercial Ready Date or, as the context dictates, any anniversary of the Commercial Ready Date, or as otherwise mutually agreed by the Parties.*

   Clause 18.2 shall read

   > *If at the end of each Royalty Year the cumulative payment calculated in accordance with clause 18.1 is less than the Total Cumulative Royalty Payment due at the end of that Royalty Year then the Licensee may make such further payment as shall make the payment so calculated up to the relevant Total Cumulative Royalty Payment. Any such further payments made by the Licensee in any Royalty Year that makes the payment so calculated up to the relevant Total Cumulative Royalty Payment shall be considered as advance royalty payments for the appropriate quantity of Licensed Products subsequently sold. However, the subsequent supply of such Licensed Products shall not contribute to the Total Cumulative Royalty Payment of the subsequent Royalty Year. If the Licensee does not make such further payments by the 30th (thirtieth)) day after the end of the Royalty Year then the sole licences granted under clause 3 shall become non-exclusive on that date (the "Non-Exclusive Date").*

   Clause 18.3 shall read

   > *The Total Cumulative Royalty Payments applicable to the end of each Royalty Year 1 to 5 are shown in Schedule 4. The Total Cumulative Royalty Payments applicable to the end of Royalty Year 3 are fixed. The Total Cumulative Royalty Payment applicable to the end of Royalty Year 4 and subsequent Royalty Years shall be agreed by the Parties prior to the end of the relevant Royalty Year taking into account the quantity of sales made in the previous year and any known market factors.*

   Section 1.5 of Schedule 4 shall read

Royalty Year	*Annual MAP (£)*	*Total Cumulative Royalty Payment (£)*
1	[redacted]	[redacted]
2	[redacted]	[redacted]
3	[redacted]	[redacted]
4	[redacted]	[redacted]
5	[redacted]	[redacted]

2. With effect from 1st March 2013, the Royalty Rate per unit sold is [redacted] Accordingly, Schedule 7 shall be deleted and Schedule 4 further amended as follows

Section 1.2 shall read

In Royalty Year 2 and onwards, the Royalty Rate per Licensed Product is [redacted] *pounds Stirling) excepting that*

(a) the Royalty Rate per Licensed Product which is provided free of charge to a genuine third party for demonstration purposes only for a period not exceeding three months shall be [redacted]*% on the first occasion;*

(b) the Royalty Rate per Licensed Product which is leased to a genuine third party shall be [redacted]*% of the Net Sales Price; and*

(c) from the start of Royalty Year 3 and thereafter, the Royalty Rate shall be subject to amendment annually on 1st December. Any increase shall not exceed the corresponding increase in the relevant BEAMA Index for the same period. Licensor shall give Licensee 30 (thirty) days prior written notice of any amended Royalty Rate.

Section 1.4 shall be deleted

3. Clause 7.12 shall read

Once the Licensee has made total Royalty Payments to the Licensor of [redacted]*pounds Stirling), the Licensee shall have the option to have, on detailed terms to be agreed and subject to the Licensor obtaining permission of such assignment from NGT Intellectual Property Limited, assigned all intellectual property rights in Licensed Product. Should this option be exercised by Licensee, all such intellectual property rights shall become the sole and exclusive property of Licensee. The continuation of the provisions found in both Section 2 (Pre-Existing Rights) and Section 15 (Supply of Licensed Products to Licensor) of this Agreement shall be incorporated into any assignment agreement associated with this option.*

The Agreement remains unchanged in all its other terms and conditions.

Variation (iv) to Agreement No: L3931A

Signed for and on behalf of **GL Industrial Services UK Limited**

By STEPHEN TAYLOR Title SNR COMMERCIAL MANAGER

Signature [redacted] Date 25 JUNE 2013

Signed for and on behalf of **CUI Global, Inc.**

By William J. Clough Title CEO

Signature [redacted] Date 17 JUN 2013

GasPT2 Revised MAP Calculations

Year of Agmt	Existing MAP (£)	Monthly MAP (£)
1	[redacted]	[redacted]
2		
3		
4		
5		

Year of Agmt	Basis of New MAP	New MAP (£)	Cumulative MAP (£)
1	n/a	[redacted]	[redacted]
2	9 x Yr 2 Monthly MAP		
3	3 x Yr 2 Monthly MAP + 9 x Yr 3 Monthly MAP		
4	3 x Yr 3 Monthly MAP + 9 x Yr 4 Monthly MAP		
5	3 x Yr 4 Monthly MAP + 9 x Yr 5 Monthly MAP		

Year 2 is from 1st March 2013 to 30th Nov 2013
Year 3 onwards is from 1st Dec to 30th Nov